Exhibit 99.2

SAFEWAY INC.

5918 Stoneridge Mall Road

Pleasanton, California 94588-3229

INFORMATION STATEMENT

Spin-Off of Blackhawk Network Holdings, Inc. by Safeway Inc.

through the Distribution of

Blackhawk Network Holdings, Inc. Class B Common Stock

Blackhawk Network Holdings, Inc. (“Blackhawk”) was founded in 2001 as a division of Safeway Inc. (“Safeway,” “we” and “us”). Blackhawk was incorporated in Delaware as Blackhawk Network, Inc. in 2006 and changed its name to Blackhawk Network Holdings, Inc. later that year. In April 2013, Blackhawk completed the initial public offering (“IPO”) of 11,500,000 shares of its Class A common stock, all of which shares were sold by existing stockholders, and after which it remained a majority-owned subsidiary of Safeway. Currently, Safeway owns approximately 91.6% of the total voting power of Blackhawk’s outstanding stock, consisting of 37,838,709 shares of Blackhawk’s Class B common stock, representing approximately 94.5% of the total outstanding shares of Blackhawk’s Class B common stock, and 10,592 shares of Blackhawk’s Class A common stock, representing approximately 0.1% of the total outstanding shares of Blackhawk’s Class A common stock. On March 24, 2014, we announced that our board of directors had declared a special stock dividend to Safeway stockholders of the 37,838,709 shares of Blackhawk Class B common stock that we own (the “Distribution”).

We are sending you this information statement in connection with the Distribution. In the Distribution, which will be done on a pro rata basis through a special stock dividend, holders of shares of common stock of Safeway, par value $0.01 per share, will receive 0.164291 of a share of Blackhawk Class B common stock for each outstanding share of Safeway common stock that they owned as of 5:00 p.m., New York City time, on April 3, 2014, which we refer to as the “Record Date.” The Distribution will be made on April 14, 2014, which we refer to as the “Distribution Date.” Immediately following the Distribution, we will no longer own any shares of Blackhawk Class B common stock. No fractional shares of Blackhawk Class B common stock will be distributed. Instead, Safeway stockholders will receive cash in lieu of any fraction of a share of Blackhawk Class B common stock that they otherwise would have received.

If you sell your shares of Safeway common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock dividend of shares of Blackhawk Class B common stock. You are encouraged to consult your broker or financial advisor regarding the specific implications of selling Safeway common stock prior to or on the Distribution Date.

As previously announced, Safeway and Albertsons have announced an agreement under which an affiliate of Albertsons, AB Acquisition LLC, will acquire Safeway (the “Merger”). Assuming that the Merger is completed as contemplated by the Agreement and Plan of Merger entered into by Safeway and AB Acquisition LLC on March 6, 2014 (the “Merger Agreement”), it is expected that the stock dividend of Blackhawk Class B common stock will constitute a distribution that is taxable both to Safeway and our stockholders for U.S. federal income tax purposes. In anticipation of the completion of the Merger, we intend to treat the special stock dividend as a taxable distribution to our stockholders for U.S. federal income tax purposes, including for purposes of the U.S. federal tax withholding rules. Accordingly, the amount of the special stock dividend otherwise payable to certain Safeway stockholders, including non-U.S. stockholders, will be reduced in connection with any applicable withholding taxes. See “Material U.S. Federal Income Tax Consequences” below. You are urged to consult your own tax advisor to determine the particular tax consequences of the Distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.

No vote of Safeway stockholders is required in connection with the Distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the Distribution and Blackhawk, for your information only. Shortly following the Distribution, Safeway stockholders of record on the Record Date will receive Direct Registration System (“DRS”) statements by mail from Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (“Wells Fargo”), the transfer agent for Blackhawk, reflecting their ownership interest in shares of Blackhawk Class B common stock. The DRS statements will be transmitted by Wells Fargo, and amounts payable for cash in lieu of any fraction of a share of Blackhawk Class B common stock will be transmitted by Computershare Shareholder Services (“Computershare”), the distribution agent for the special stock dividend.

For additional information, registered stockholders in the United States and Canada should contact Computershare at (877) 498-8861 or (781) 575-2879 from outside the United States and Canada. Wells Fargo may be reached at (800) 468-9716 or (651) 450-4064 from outside the United States.

Safeway stockholders who hold their shares through brokers or other nominees will have their shares of Blackhawk Class B common stock credited to their accounts by their nominees or brokers. Please note, however, that Computershare will have information regarding only Safeway stockholders of record. Beneficial stockholders who hold their Safeway shares through an institution such as a brokerage firm, bank or other institution, should contact the broker, bank or other institution where they maintain their account regarding the pending Distribution.

Neither the U.S. Securities and Exchange Commission nor any state securities regulators, nor any foreign securities regulatory authority, has approved or disapproved of the shares of Blackhawk Class B common stock to be issued to you pursuant to this distribution or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this information statement is April 8, 2014.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION

OF SHARES OF BLACKHAWK NETWORK HOLDINGS, INC.

1. I own shares of Safeway common stock. What will I receive as a result of the Distribution?

Safeway will distribute 0.164291 of a share of Blackhawk Class B common stock for each share of Safeway common stock outstanding as of the Record Date for the Distribution. The final distribution ratio was calculated by dividing the 37,838,709 shares of Blackhawk Class B common stock to be distributed by the number of shares of Safeway common stock outstanding on the Record Date. You will receive a cash payment for the value of any fractional share which you are entitled to receive. If applicable, shares of Blackhawk Class B common stock may be withheld in respect of withholding taxes. See “Material U.S. Federal Income Tax Consequences.”

2. What is the record date for the Distribution, and when will the Distribution occur?

The Record Date is April 3, 2014, and ownership of shares of Safeway common stock on the Record Date was determined as of 5:00 p.m., New York City time, on that date. Shares of Blackhawk Class B common stock will be distributed on April 14, 2014. We refer to this date as the Distribution Date.

3. What do I have to do to participate in the Distribution?

No action is required by Safeway stockholders to receive their shares of Blackhawk Class B common stock. The Distribution will be made on the Distribution Date on the basis of 0.164291 of a share of Blackhawk Class B common stock for each share of Safeway common stock held as of 5:00 p.m., New York City time, on the Record Date, subject to a cash payment in lieu of any fractional shares and less any shares of Blackhawk Class B common stock, if any, as may be withheld in respect of withholding taxes. You may also participate in the Distribution if you purchase shares of Safeway common stock in the “regular way” market following the Record Date as described in question 4 below.

4. If I sell my shares of Safeway common stock before the Distribution Date, will I still be entitled to receive shares of Blackhawk Class B common stock in the Distribution?

From the Record Date and up to and including the Distribution Date, there will be two markets in Safeway common stock, a “regular way” market and a “when-issued” market. Shares of Safeway common stock that trade in the regular way market will carry an entitlement to the special stock dividend of shares of Blackhawk Class B common stock. Therefore, if you own shares of Safeway common stock and sell those shares in the regular way market prior to or on the Distribution Date, you also will be selling your right to receive the special stock dividend of shares of Blackhawk Class B common stock. The New York Stock Exchange authorized a when-issued market for Safeway common stock, which commenced on April 1, 2014. Shares of Safeway common stock trading in the when-issued market under the symbol “SWYWI” (identified as “SWY-WI” on certain websites) will trade without the right to receive shares of Blackhawk Class B common stock in connection with the Distribution. Starting on April 15, 2014 (the business day following the distribution of the shares of Blackhawk Class B common stock) the “regular way” market for Safeway will be trading “ex” or without the entitlement of the shares of Blackhawk Class B common stock. In addition, the “when issued” market of Safeway (“SWYWI”) will no longer be available.

A when-issued market for the shares of Blackhawk Class B common stock to be distributed in the Distribution also commenced on April 1, 2014 on The NASDAQ Global Select Market under the symbol “HAWKV.” Other than trading occurring in such when-issued market, shares of Blackhawk Class B common stock are not currently traded on any stock exchange. Starting on April 15, 2014 (the business day following the distribution of the Class B shares of Blackhawk) the Blackhawk Class B common stock is expected to begin trading in the “regular way” on The NASDAQ Global Select Market under the symbol “HAWKB,” and the “when issued” market of Blackhawk Class B common stock (“HAWKV”) will no longer be available.

If you sell your shares of Safeway common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock dividend of shares of Blackhawk Class B common stock. You are encouraged to consult your broker or financial advisor regarding the specific implications of selling Safeway common stock prior to or on the Distribution Date.

5. How will the Distribution affect the number of shares of Safeway common stock I currently hold?

The number of shares of Safeway common stock you hold will not be changed as a result of the Distribution. While the number of shares of Safeway common stock you hold will not change as a result of the Distribution, the market value of Safeway common stock is expected to adjust to reflect the Distribution and Safeway’s disposition of its shares of Blackhawk Class B common stock.

6. What are the U.S. federal income tax consequences of the Distribution to Safeway stockholders?

Assuming that the Merger is completed as contemplated by the Merger Agreement, the receipt of Blackhawk Class B common stock by holders of Safeway common stock in the Distribution is expected to be taxable for U.S. federal income tax purposes. In anticipation of the completion of the merger, Safeway intends to treat the special stock dividend as a taxable distribution to its stockholders for U.S. federal income tax purposes, including for purposes of the U.S. federal tax withholding rules. Accordingly, the amount of the special stock dividend otherwise payable to certain Safeway stockholders, including non-U.S. stockholders, will be reduced in connection with any applicable withholding taxes. See “Material U.S. Federal Income Tax Consequences” below for more information. Safeway stockholders are urged to contact their tax advisers regarding this transaction and the related tax consequences, including potential withholding tax consequences.

7. When will I receive my shares of Blackhawk Class B common stock? Will I receive a stock certificate for shares of Blackhawk Class B common stock distributed as a result of the Distribution?

Registered holders of shares of Safeway common stock who are entitled to receive the Distribution will receive a book-entry account statement reflecting their ownership of shares of Blackhawk Class B common stock shortly following the transfer of such shares on the Distribution Date. For additional information, registered stockholders in the United States and Canada should contact the distribution agent for the special stock dividend, Computershare Shareholder Services, at (877) 498-8861 or (781) 575-2879 from outside the United States and Canada.

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent for Blackhawk. Wells Fargo Shareowner Services may be reached at (800) 468-9716 or (651) 450-4064 from outside the United States. Direct Registration System statements reflecting Safeway stockholders’ entitlement to Blackhawk Class B common stock will be transmitted by Wells Fargo, and amounts payable for cash in lieu of any fraction of a share of Blackhawk Class B common stock will be transmitted by Computershare by check (mailed to Safeway stockholders).

8. What if I hold my shares of Safeway common stock through a broker, bank or other nominee?

Safeway stockholders who hold their shares of Safeway common stock through a broker, bank or other nominee will have their brokerage account credited with shares of Blackhawk Class B common stock, less any such shares as may be withheld in respect of withholding taxes. For additional information, those stockholders should contact their broker, bank or other nominee directly. Questions regarding the Distribution can also be directed to the distribution agent for the special stock dividend, Computershare Shareholder Services, at (877) 498-8861 or (781) 575-2879 from outside the United States and Canada.

Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent for Blackhawk. Wells Fargo Shareowner Services may be reached at (800) 468-9716 or (651) 450-4064 from outside the United States. DRS statements reflecting Safeway stockholders’ entitlement to Blackhawk Class B common stock will be transmitted by Wells Fargo, and amounts payable for cash in lieu of any fraction of a share of Blackhawk Class B common stock will be transmitted by Computershare by check (mailed to Safeway stockholders).

Please note that Computershare will have information regarding only Safeway stockholders of record. Beneficial stockholders who hold their Safeway shares through an institution such as a brokerage firm, bank or other institution, should contact the broker, bank or other institution where they maintain their account regarding the pending Distribution.

9. What if I have stock certificates reflecting my shares of Safeway common stock? Should I send them to the distribution agent or to Safeway?

No, you should not send your stock certificates to the distribution agent or to Safeway. You should retain your Safeway stock certificates. No certificates representing the shares of Blackhawk Class B common stock that you will receive in the Distribution will be mailed to you. The shares of Blackhawk Class B common stock distributed to Safeway stockholders in the Distribution will be issued as uncertificated shares registered in book-entry form through the DRS.

10. Will there be any amendment to Blackhawk’s certificate of incorporation in connection with the Distribution?

Yes. As further described in Blackhawk’s information statement on Schedule 14C filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2014, Safeway, as the holder of a majority of the combined voting power of the outstanding common stock of Blackhawk, approved an amendment (the “Charter Amendment”) to Blackhawk’s certificate of incorporation by action taken by written consent without a meeting on February 27, 2014. The Charter Amendment changes certain provisions of Blackhawk’s certificate of incorporation concerning a potential spin-off so as to be applicable whether or not the spin-off is intended to be tax-free to Safeway and its stockholders. We expect the Charter Amendment to become effective immediately prior to the Distribution.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On March 24, 2014, our board of directors approved the distribution of our Blackhawk Class B common stock to our stockholders. To effect the Distribution, our board of directors declared a special dividend on shares of our common stock consisting of 37,838,709 shares of Blackhawk Class B common stock owned by us. On the Distribution Date, we will distribute, on a pro rata basis, all of the shares of Blackhawk Class B common stock that we own to our stockholders as a dividend. These shares represent approximately 91.6% of the total voting power of Blackhawk’s outstanding stock as of the Record Date. As a result of the Distribution, we will no longer hold any shares of Blackhawk Class B Common Stock.

On the Distribution Date, holders of shares of Safeway common stock will be entitled to receive 0.164291 of a share of Blackhawk Class B common stock as a dividend on each outstanding share of Safeway common stock they owned as of 5:00 p.m., New York City time, on April 3, 2014, the Record Date for the Distribution, subject to a cash payment in lieu of any fractional shares and less any shares of Blackhawk Class B common stock as may be withheld in respect of withholding taxes.

You will not be required to pay any cash or other consideration for the shares of Blackhawk Class B common stock that will be distributed to you or to surrender or exchange your shares of Safeway common stock to receive the dividend of shares of Blackhawk Class B common stock. The Distribution will not affect the number of shares of Safeway common stock that you hold.

Purpose of the Distribution

We believe that the separation of Blackhawk and Safeway and the Distribution will maximize the value of Safeway’s long-term investment in Blackhawk, which will be in the best interests of Safeway, Blackhawk, and the shareholders of both companies. The separation of Blackhawk and Safeway in the Distribution is expected to provide significant financial, operational, and managerial benefits to both Safeway and Blackhawk, including, but not limited to the following expected benefits: (i) expand distribution opportunities for Blackhawk by eliminating competitive concerns related to Safeway’s control of Blackhawk and providing flexibility for Blackhawk to pursue certain opportunities which Blackhawk was previously restricted from pursuing, (ii) enhance Blackhawk’s ability to pursue certain strategic opportunities, (iii) enhance Blackhawk’s ability to more effectively attract and retain personnel, (iv) realize financial, operational, and managerial benefits associated with separating the two companies that have different operational strategies and fundamentally different business models and life cycles, and (v) realize other benefits derived from providing full independence to Blackhawk, including flexibility to raise capital and otherwise expand its business.

The Number of Shares You Will Receive

For each share of Safeway common stock for which you were the holder of record as of 5:00 p.m., New York City time, on the Record Date, you will receive that number of shares of Blackhawk Class B common stock equal to the quotient obtained by dividing the 37,838,709 shares of Blackhawk Class B common stock to be distributed in the Distribution by the total number of shares of Safeway common stock outstanding as of 5:00 p.m., New York City time, on the Record Date, subject to a cash payment in lieu of any fractional shares and less any shares of Blackhawk Class B common stock, if any, as may be withheld in respect of withholding taxes. The distributed shares of Blackhawk Class B common stock will be fully paid and non-assessable and have no preemptive rights.

Trading Prior to or on the Distribution Date

If you sell your shares of Safeway common stock prior to or on the Distribution Date, you may also be selling your right to receive shares of Blackhawk Class B common stock that would have been distributed to you pursuant to the Distribution. You are encouraged to consult with your broker or financial advisor regarding the specific implications of selling your shares of Safeway common stock prior to or on the Distribution Date.

Transferability of Shares You Receive

The shares of Blackhawk Class B common stock distributed to Safeway stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Blackhawk under the Securities Act of 1933, as amended (the “Securities Act”). Persons who may be deemed to be affiliates after the Distribution generally include individuals or entities that control, are controlled by, or are under common control with, Blackhawk, and include its directors, certain of its officers, and significant stockholders. Blackhawk affiliates will be permitted to sell their shares of Blackhawk Class B common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution of the Special Stock Dividend

We will pay the special stock dividend on the Distribution Date by releasing our shares of Blackhawk Class B common stock for distribution by Computershare, the distribution agent engaged by Safeway to help effect the Distribution. The distribution agent will cause the shares of Blackhawk Class B common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of shares of Safeway common stock and hold your shares of Safeway common stock either in physical form (as certificated shares) or in book-entry form, the shares of Blackhawk Class B common stock distributed to you will be issued as uncertificated shares registered in your name in book-entry form through the Direct Registration System and you will become the holder of record of that number of shares of Blackhawk Class B common stock.

“Street Name” Holders. Many Safeway stockholders have shares of Safeway common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For stockholders who hold their shares of Safeway common stock in an account with a bank or brokerage firm, the shares of Blackhawk Class B common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Blackhawk Class B common stock that you are entitled to receive in the Distribution. We anticipate that this will take approximately three business days after the Distribution Date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Blackhawk Class B common stock credited to your account.

Fractional Shares. Safeway stockholders will not receive any fractional shares of Blackhawk Class B common stock in the Distribution. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the Distribution. Neither we, Blackhawk, nor the distribution agent guarantee any minimum sale price for the fractional shares of Blackhawk Class B common stock. The distribution agent, in its sole discretion, without any influence by Blackhawk or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. Blackhawk Class B common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Blackhawk Class B common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Blackhawk Class B common stock. DRS statements reflecting Safeway stockholders’ entitlement to Blackhawk Class B common stock will be transmitted by Wells Fargo, Blackhawk’s transfer agent, and amounts payable for cash in lieu of any fraction of a share of Blackhawk Class B common stock will be transmitted by Computershare. You can obtain more information regarding DRS by contacting Wells Fargo. Contact information for Wells Fargo is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the Distribution, a check will be separately mailed to you by Computershare, the distribution agent engaged by Safeway for the Distribution. You can obtain more information regarding the treatment of fractional shares by contacting Computershare. Contact information for Computershare is provided elsewhere in this information statement.

Employee Stock-Based Plans

Safeway maintains the 1999 Amended and Restated Equity Participation Plan (the “1999 Plan”), Safeway Inc. 2007 Equity and Incentive Award Plan (the “2007 Plan”) and Safeway Inc. 2011 Equity and Incentive Award Plan (the “2011 Plan”), pursuant to which it has granted options to purchase shares of Safeway common stock (“Options”), shares of restricted Safeway common stock (“Restricted Stock”), awards of restricted stock units (“RSUs”) and performance share awards (“PSAs”). The 1999 Plan, 2007 Plan and 2011 Plan each require that all the outstanding equity awards under each plan be equitably adjusted to reflect the impact of the Distribution.

Subject to the completion of the Distribution, the exercise price per share of each Option will be reduced by an amount equal to the one-day volume weighted average price of a share of Blackhawk Class B common stock on April 15, 2014, the first full day of regular way trading of the Blackhawk Class B common stock after the Distribution, multiplied by the final distribution ratio (the “Blackhawk Adjustment Value”).

Subject to the completion of the Distribution, the number of shares of Safeway common stock subject to each RSU will be increased by a number of shares of Safeway common stock equal to (i) the number of shares of Safeway common stock subject to such RSU multiplied by the Blackhawk Adjustment Value, divided by (ii) the closing price per share of Safeway common stock on April 15, 2014, the first full day of regular way trading of the Blackhawk Class B common stock after the Distribution. The increase in shares of Safeway common stock subject to the award will be rounded down to the nearest whole share.

Subject to the completion of the Distribution, the target number of shares of Safeway common stock set forth in each PSA will be increased by a number of shares of Safeway common stock equal to (i) the target number of shares of Safeway common stock set forth in such PSA multiplied by the Blackhawk Adjustment Value, divided by (ii) the closing price per share of Safeway common stock on April 15, 2014, the first full day of regular way trading of the Blackhawk Class B common stock after the Distribution. The increase in shares of Safeway common stock subject to the award will be rounded down to the nearest whole share.

Any Blackhawk Class B common stock delivered to holders of Restricted Stock in the Distribution will remain subject to the forfeiture restrictions set forth in the applicable Restricted Stock award agreements until April 28, 2014, at which time they will vest and the applicable forfeiture restrictions will lapse. These holders will receive cash in lieu of any fraction of a share of Blackhawk Class B common stock that they otherwise would have received.

Safeway also maintains the Deferred Compensation Plan for Safeway Non-Employee Directors II, as adopted in late 2006 and amended in 2007 (the “Directors Deferred Compensation Plan”), pursuant to which certain fees received by our board of directors are deferred into stock units based on an equivalent number of shares of Safeway common stock that could have been purchased with the deferred compensation. Subject to the completion of the Distribution, the stock units credited to the Directors Deferred Compensation Plan will also be equitably adjusted by increasing the units credited by a number of units equal to (i) the number of Safeway common stock units credited multiplied by the Blackhawk Adjustment Value, divided by (ii) the closing price per share of Safeway common stock on April 15, 2014, the first full day of regular way trading of the Blackhawk Class B common stock after the Distribution, with the increase rounded down to the nearest whole unit.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

The following is a summary of the material U.S. federal income tax consequences to holders of shares of Safeway common stock in connection with the Distribution. This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder and judicial and administrative interpretations thereof, in effect as of the date hereof, and all of which are subject to change at any time, possibly with retroactive effect. Any such change could affect the tax consequences described below.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Safeway common stock that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is any beneficial owner of Safeway common stock that is neither a “U.S. Holder” nor a partnership for U.S. federal income tax purposes.

This summary does not discuss all tax considerations that may be relevant to holders in light of their particular circumstances, nor does it address the consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	dealers or brokers in securities, commodities or currencies;

•	tax-exempt organizations;

•	banks, insurance companies or other financial institutions;

•	mutual funds;

•	regulated investment companies and real estate investment trusts;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	holders who hold individual retirement or other tax-deferred accounts;

•	holders who acquired shares of Safeway common stock pursuant to the exercise of employee stock options or otherwise as compensation;

•	holders who own, or are deemed to own, at least 5%, by voting power or value, of Safeway equity;

•	holders who hold Safeway common stock as part of a hedge, appreciated financial position, straddle, constructive sale, conversion transaction or other risk reduction transaction;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	holders who have a functional currency other than the U.S. dollar;

•	holders who are subject to the alternative minimum tax; or

•	partnerships or other pass-through entities or investors in such entities.

This summary does not address the U.S. federal income tax consequences to Safeway stockholders who do not hold shares of Safeway common stock as a capital asset, nor does this summary address the tax consequences of the ownership or disposition of the Blackhawk Class B common stock received in the Distribution. Moreover, this summary does not address any state, local or foreign tax consequences or any estate, gift or other non-income tax consequences.

If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Safeway common stock, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding Safeway common stock should consult their own tax advisors as to the tax consequences of the Distribution.

Safeway stockholders will not receive any cash in the Distribution (other than cash in lieu of fractional shares of Blackhawk Class B common stock).

SAFEWAY STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF THE DISTRIBUTION.

The Merger and the Tax Treatment of the Distribution

Assuming the Merger is completed as contemplated by the Merger Agreement, the receipt of Blackhawk Class B common stock by holders of Safeway common stock in the Distribution is expected to be taxable for U.S. federal income tax purposes. In anticipation of the completion of the Merger, Safeway intends to treat the Distribution as a taxable dividend to its stockholders for U.S. federal income tax purposes, including for withholding tax purposes. Accordingly, as described below, the amount of Blackhawk Class B common stock otherwise distributable may be reduced in respect of U.S. federal income tax withholding, and U.S. federal backup withholding may apply if certain certification requirements are not met.

If, however, the Merger Agreement is terminated and the Merger is not completed, and certain other conditions are met, Safeway intends to take the position that the Distribution is tax-free to Safeway and its stockholders for U.S. federal income tax purposes under Section 355 of the Code. If the Distribution is tax-free under Section 355 of the Code, the tax consequences of the Distribution to holders of Safeway common stock would differ materially from those described herein, including with respect to a holder’s tax basis in its Safeway common stock and in the Blackhawk Class B common stock received in the Distribution, the holder’s holding period in the Blackhawk Class B common stock received in the Distribution, and the holder’s timing, amount and recognition of income, gain or loss for U.S. federal income tax purposes. Furthermore, in the event the Distribution is determined to be tax-free, stockholders might be required to amend previously filed tax returns, file new or amended tax returns with the U.S. Internal Revenue Service (the “IRS”) in order to obtain a refund of taxes previously paid, including withholding taxes, or pay additional taxes. Any such refunds, if successfully obtained, would generally consist of cash (and would not consist of shares of Blackhawk Class B common stock withheld in the Distribution).

In the event the Merger Agreement is terminated and the Merger is not completed, Safeway will provide additional disclosure to its stockholders who received Blackhawk Class B common stock in the Distribution regarding the material U.S. federal income tax consequences of the Distribution to U.S. Holders and Non-U.S. Holders taking into account the termination of the Merger Agreement, including whether the Distribution may be tax-free under Section 355 of the Code. The remainder of the discussion regarding tax consequences to U.S. Holders and Non-U.S. Holders assumes that the Distribution will be taxable.

Tax Consequences to U.S. Holders

Each U.S. Holder will be treated as receiving a taxable distribution in an amount equal to the fair market value on the date of the Distribution of (i) the Blackhawk Class B common stock received plus (ii) the fractional share of Blackhawk Class B common stock sold by the distribution agent on such U.S. Holder’s behalf. This distribution generally would be treated first as a taxable dividend to the extent of the U.S. Holder’s pro rata share of Safeway’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the Safeway common stock, and finally as capital gain from the sale or exchange of Safeway common stock with respect to any remaining value. Based on the amount of Safeway’s earnings and profits, Safeway expects the full amount of this distribution to be treated as a dividend for U.S. federal income tax purposes.

Dividends received by individual U.S. Holders generally should qualify for reduced tax rates so long as certain holding period requirements are met. Dividends received by corporate holders may be eligible for the dividends received deduction if the U.S. Holder is an otherwise qualifying corporate holder that meets the holding period and certain other requirements for the dividends received deduction. This distribution may be considered an “extraordinary dividend” under the U.S. federal income tax rules depending on the facts and circumstances of the U.S. Holder, which may affect a corporate U.S. Holder’s basis in its Blackhawk Class B common stock.

A U.S. Holder’s tax basis in the Blackhawk Class B common stock received in the Distribution generally will equal the fair market value on the date of the Distribution of such common stock received, and the holding period in the Blackhawk Class B common stock will begin the day after the Distribution. A U.S. Holder will have a basis in the fractional share of Blackhawk Class B common stock that is to be sold by the distribution agent on such U.S. Holder’s behalf equal to the fair market value of such fractional share on the date of the Distribution. Upon the sale of such fractional share by the distribution agent on behalf of a U.S. Holder, such U.S. Holder generally will recognize short-term capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount realized and the U.S. Holder’s basis in the fractional share.

Tax Consequences to Non-U.S. Holders

Each Non-U.S. Holder will be treated as receiving a taxable distribution in an amount equal to the fair market value on the date of the Distribution of (i) the Blackhawk Class B common stock received plus (ii) the fractional share of Blackhawk Class B common stock sold by the distribution agent on such Non-U.S. Holder’s behalf. This distribution generally would be treated first as a taxable dividend to the extent of the Non-U.S. Holder’s pro rata share of Safeway’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), then as a non-taxable return of capital to the extent of the Non-U.S. Holder’s basis in the Safeway common stock, and finally as capital gain from the sale or exchange of Safeway common stock with respect to any remaining value. Based on the amount of Safeway’s earnings and profits, Safeway expects the full amount of this distribution to be treated as a dividend for U.S. federal income tax purposes.

Accordingly, it is anticipated that Non-U.S. Holders generally will be subject to U.S. federal withholding tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the full amount of this distribution. Even if a Non-U.S. Holder is eligible for a lower treaty rate, dividend payments will generally be subject to withholding at a 30% rate (rather than the lower treaty rate) unless the Non-U.S. Holder provides a valid IRS Form W-8BEN (or applicable successor form) certifying such holder’s qualification for the reduced rate. If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. Non-U.S. Holders who do not timely provide the applicable withholding agent with the required certification, but who qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Subject to the discussions below regarding backup withholding, if the Blackhawk Class B common stock distributed to a Non-U.S. Holder in the Distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from U.S. federal withholding tax. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI (or applicable successor form), certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. If the Blackhawk Class B common stock received by a Non-U.S. Holder is effectively connected with the Non-U.S. Holder’s U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), the fair market value on the date of the Distribution of the Blackhawk Class B common stock distributed (including any Blackhawk Class B common stock withheld in respect of U.S. federal withholding tax) generally will be subject to U.S. federal income tax on a net income basis in the same manner as if such holder were a U.S. Holder. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) of a portion of its effectively connected earnings and profits for the taxable year.

Any withholding tax with respect to the Distribution must be remitted in cash to the IRS. Depending on the circumstances, a Non-U.S. Holder’s broker or other applicable withholding agent may obtain the funds necessary to remit such withholding tax by selling (on the non-U.S. holder’s behalf) shares of the Blackhawk Class B common stock that such Non-U.S. Holder would otherwise receive in the Distribution, by asking the Non-U.S. Holder to provide the funds, or by withholding from or using other property held in the Non-U.S. Holder’s account with the broker or withholding agent. Such holder may bear brokerage or other costs for this withholding procedure. A Non-U.S. Holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the amounts withheld exceeded the holder’s U.S. tax liability for the year in which the Distribution occurred.

Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits and the various rules under applicable tax treaties.

Tax Consequences to Safeway

As described above under “The Merger and the Tax Treatment of the Distribution,” in anticipation of the completion of the Merger, Safeway intends to treat the Distribution as a taxable distribution of the Blackhawk Class B common stock by Safeway. Any corporate-level income tax incurred on the Distribution in the event that the Merger is completed will be paid by Safeway. As noted above, if the Merger Agreement is terminated and the Merger is not completed, and certain other conditions are met, Safeway intends to take the position that the Distribution is tax-free to Safeway and its stockholders for U.S. federal income tax purposes under Section 355 of the Code.

Information Reporting and Backup Withholding

In general, the fair market value of the Blackhawk Class B common stock received by U.S. Holders in the Distribution will be reported to the IRS unless the holder is an exempt recipient. Backup withholding, at a rate of 28%, may apply unless the U.S. Holder (1) is an exempt recipient or (2) provides a certificate (generally on an IRS Form W-9) containing the holder’s name, address, correct federal taxpayer identification number and a statement that the holder is a U.S. person and is not subject to backup withholding.

A Non-U.S. Holder will not be subject to backup withholding with respect to the Blackhawk Class B common stock received in the Distribution, provided the holder certifies its non-U.S. status, such as by providing a valid IRS Form W-8BEN or W-8ECI, or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with the Blackhawk Class B common stock received by a Non-U.S. Holder in the Distribution, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

THE FOREGOING IS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION UNDER CURRENT LAW. THE FOREGOING DOES NOT PURPORT TO ADDRESS ALL U.S. FEDERAL INCOME TAX CONSEQUENCES OR TAX CONSEQUENCES THAT MAY ARISE UNDER THE TAX LAWS OR THAT MAY APPLY TO PARTICULAR CATEGORIES OF HOLDERS. EACH HOLDER OF SAFEWAY COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO SUCH HOLDER, INCLUDING THE APPLICATION OF U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AND THE EFFECT OF POSSIBLE CHANGES IN TAX LAWS THAT MAY AFFECT THE TAX CONSEQUENCES DESCRIBED ABOVE. EACH HOLDER OF SAFEWAY COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE CONSEQUENCES TO SUCH HOLDER IN THE EVENT THAT THE DISTRIBUTION IS DETERMINED TO BE TAX-FREE UNDER SECTION 355 OF THE CODE.

INFORMATION ABOUT BLACKHAWK

Overview of Blackhawk

Blackhawk is a leading prepaid payment network utilizing proprietary technology to offer a broad range of prepaid gift, telecom and debit cards, in physical and electronic forms, as well as related prepaid products and payment services in the United States and 20 other countries. Blackhawk strives to utilize its extensive network to provide significant benefits to key constituents, including: consumers who purchase or receive the products and services Blackhawk offers; content providers who offer branded gift cards and other prepaid products that are redeemable for goods and services; distribution partners who sell those products; and business partners that distribute Blackhawk’s products as incentives or rewards. For consumers, Blackhawk provides convenience by offering a broad variety of quality brands and content through retail and online distribution locations or through loyalty, incentives and rewards programs offered by Blackhawk’s business customers. For Blackhawk’s content providers, it drives incremental sales by providing access to millions of consumers and creating new customer relationships. For Blackhawk’s retail distribution partners, it provides a significant, high-growth and highly productive product category that drives incremental store traffic and customer loyalty. And for Blackhawk’s business partners, it provides a wide array of prepaid products to enhance their customer incentives and employee rewards programs. Blackhawk’s technology platform allows it to efficiently and seamlessly connect its network participants and offer new products and services as payment technologies evolve. Blackhawk believes the breadth of its distribution network and product content, combined with its consumer reach and technology platform, creates powerful network effects that enhance value for its constituents and drive growth in its business.

Blackhawk is one of the largest third-party distributors of gift cards in the world based on the total value of funds loaded on the cards it distributes, which it refers to as load value. Blackhawk’s retail network connects to more than 650 content providers and over 180,000 active retail distribution locations, providing access to tens of millions of consumer visits per week. In addition, Blackhawk sells physical and electronic gift cards to consumers through leading online distributors and its website, GiftCardMall.com. Through its acquisition of InteliSpend Prepaid Solutions, LLC in 2013, Blackhawk also distributes prepaid products through approximately 2,000 business partners for their incentives, rewards and loyalty programs. In 2013, Blackhawk processed a total load value of $9.9 billion and over 240 million load transactions.

In April 2013, Blackhawk completed its IPO for the sale of 11,500,000 shares of its Class A common stock, all of which shares were sold by existing stockholders.

Blackhawk’s Class A common stock is currently listed on the NASDAQ Global Select Market under the symbol “HAWK” and, upon completion of the Distribution, the Class B common stock is expected to be listed on The NASDAQ Global Select Market under the symbol “HAWKB.” For a more complete description of Blackhawk’s stock, you should review Blackhawk’s amended and restated certificate of incorporation and amended and restated bylaws. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents.

Blackhawk Transfer Agent and Registrar

The transfer agent and registrar for Blackhawk’s Class A and Class B common stock is Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., with contact information for correspondence and information regarding Blackhawk stock following the Distribution as follows:

By Regular Mail:

Wells Fargo Shareowner Services

P.O. Box 64854

St. Paul, MN 55164-0854

By Certified/Overnight Mail:

Wells Fargo Shareowner Services

1110 Centre Pointe Curve, Suite 101

Mendota Heights, MN 55120-4100

By Telephone, Toll Free:

(800) 468-9716 between 8:00 a.m. and 8:00 p.m. Monday through Friday, Eastern Time;

International Calls:

(651) 450-4064

By Website:

shareowneronline.com

WHERE CAN YOU FIND ADDITIONAL INFORMATION

Blackhawk and Safeway each are subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements, and other information with the SEC, including financial statements. If you would like more information about Blackhawk, we urge you to read Blackhawk’s reports filed with the SEC.

You may read and obtain copies (at prescribed rates) of Blackhawk’s and Safeway’s reports at the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain these reports at the SEC’s website at www.sec.gov. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms.

Blackhawk and Safeway maintain websites that offer additional information about each company.

•	Visit Blackhawk’s website at www.blackhawknetwork.com

•	Visit our website at www.safeway.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.